Exhibit 99.4

FOR IMMEDIATE RELEASE

Integrated Rail and Resources Acquisition Corp. Announces Closing of Business Combination with Tar Sands Holdings II, LLC and Future of Uinta Infrastructure Group Corp.

December 12, 2025

Integrated Rail and Resources Acquisition Corp., a Delaware corporation (“IRRX”) today announced the completion of its previously announced business combination with Tar Sands Holdings II, LLC, a Utah limited liability company (“TSII”). Upon closing, the combined company will operate under a new parent entity, Uinta Infrastructure Group Corp., a Delaware corporation (“UIGC”), marking the next step in advancing a long-planned infrastructure platform in the Uinta Basin.

With the completion of the transaction, IRRX public shareholders who chose not to redeem their shares will become shareholders of UIGC. Outstanding IRRX warrants will be exchanged for UIGC warrants at a one-to one ratio under the terms of the parties’ Agreement and Plan of Merger. The business combination was approved at a special meeting of IRRX’s stockholders on June 30, 2025. Upon the closing of the business combination, trading of IRRX’s Class A common stock, warrants, and units will cease.

UIGC, which will be led by Brian Feldott as Chief Executive Officer, is preparing to file an S-1 registration statement with the U.S. Securities and Exchange Commission to enable UIGC’s shares and warrants to list on a national stock exchange. The company intends to move through the filing and review process as efficiently as possible. In the period between closing and the effectiveness of the S-1, UIGC’s shares and warrants may not be eligible for trading on the OTC markets or any other exchange. UIGC is working to complete all necessary steps to list on a national stock exchange as soon as practicable.

“We are pleased to reach this milestone and look forward to building on the platform established through this transaction,” said Mark Michel, Chairman of the Board of Directors. “Our focus now shifts to finalizing the registration statement and positioning the company for a new public listing.”

Additional information will be provided by UIGC as the registration and listing process progresses.

Advisors

Stifel served as the exclusive financial advisor to IRRX on the business combination. Winston & Strawn LLP served as legal counsel to IRRX in connection with the transactions and Holland & Hart LLP served as legal counsel to TSII.

No Offer or Solicitation

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

 Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of IRRX, TSII, and UIGC and their respective affiliates, from time to time may contain, certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to UIGC’s business, strategy and future plans, as well as the anticipated trading of the UIGC common stock on a national stock exchange. These forward-looking statements generally are identified by the words “will,” “intends,” “expect,” “anticipate,” “estimate,” “future,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: changes in business, market, financial, political and regulatory conditions; risks relating to UIGC’s anticipated operations and business; risks related to increased competition in the industry in which UIGC will operate; risks relating to legal, commercial, regulatory and technical uncertainties; risks that UIGC experiences difficulties managing its growth and expanding operations; challenges in implementing UIGC’s business plan; and those factors discussed in the final prospectus/proxy statement (File No. 333-283188) filed by UIGC with the Securities and Exchange Commission (the “SEC”) on June 6, 2025, and in subsequent filings and reports made by UIGC and IRRX with the SEC from time to time. While UIGC may elect to update these forward-looking statements at some point in the future, UIGC specifically disclaims any obligation to do so.

For investor and media inquiries, please contact:

William Savery

wsavery@dhipgroup.com